UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 ________________
 FORM 8-K
  ________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 22, 2017
Date of Report (Date of earliest event reported)
  ________________
Milacron Holdings Corp.
(Exact name of registrant as specified in its charter)
  ________________

Delaware
(State or other jurisdiction
of incorporation)

001-37458	80-0798640
(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200 Cincinnati, Ohio	45242
(Address of principal executive offices)	(Zip Code)
(513) 487-5000
(Registrant’s telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2017, Milacron Holdings Corp.'s (the "Company") wholly-owned subsidiary Mold-Masters (2007) Limited (“Mold-Masters”) completed the sale of two properties (the "Properties") located in Halton Hills, Ontario, Canada for CAD $14.25 million, or approximately USD $10.7 million. The Company previously announced its intent to sell the Properties on a Current Report on Form 8-K dated April 17, 2017 and attached the applicable Agreement of Purchase and Sale as Exhibit 10.4 to the Company's Form 10-Q filed on May 3, 2017.

In connection with the sale, Mold-Masters entered into two lease agreements ("Leases") to lease the Properties from Skyline Commercial Real Estate Holdings Inc. The Leases are collectively for CAD $16.7 million, or approximately USD $12.6 million, to be paid over the fifteen year term of the Leases, and will be filed with the U.S. Securities and Exchange Commission as exhibits to its next Quarterly Report on Form 10-Q.

The foregoing summary description of the Leases does not purport to be complete and is qualified in its entirety by reference to the full text of the Leases.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the sale of the Properties is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Leases is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:	/s/ Bruce Chalmers
Name:	Bruce Chalmers
Title:	Chief Financial Officer
Date: June 26, 2017